UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

Foot Locker, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-720-3700

Former Name/Address
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(1) On December 23, 2014, Foot Locker, Inc. (the “Company”) entered into a Restricted Stock Agreement with Richard A. Johnson in the form attached hereto as Exhibit 10.1 with regard to a restricted stock award of 18,520 shares granted to him under the 2007 Stock Incentive Plan, Amended and Restated as of May 21, 2014 (the “Stock Plan”), in connection with Mr. Johnson’s promotion to President and Chief Executive Officer of the Company effective December 1, 2014, such award to vest on December 1, 2017 provided that Mr. Johnson continues to be employed by the Company or its subsidiaries until the vesting date.

(2) On December 23, 2014, the Company entered into a Restricted Stock Unit Award Agreement with Mr. Johnson in the form attached hereto as Exhibit 10.2 with regard to the additional restricted stock units Mr. Johnson has the opportunity to earn for the 2013-2014 and 2014-2015 long-term performance periods, provided in each case the performance goals established for such periods are achieved, in connection with his promotion to President and Chief Executive Officer of the Company effective December 1, 2014.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

No.	Description
10.1	Form of Restricted Stock Agreement

10.2	Form of Restricted Stock Unit Agreement

10.3	Foot Locker 2007 Stock Incentive Plan, Amended and Restated as of May 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: December 30, 2014	By:	/s/ Sheilagh M. Clarke
Senior Vice President, General Counsel and Secretary